Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-229714 and 333-262654) and Form S-8 (Nos. 333-271509, 333-271503, 333-261805, 333-255653, 333-237966, 333-237965, 333-237964, 333-237963, 333-231216, 333-231215, 333-217464, and 333-210953) of United States Steel Corporation of our report dated January 31, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
January 31, 2025